EXHIBIT 99.1



                              FOR IMMEDIATE RELEASE
                 CHARMING SHOPPES REPORTS RECORD SECOND QUARTER
        NET INCOME OF $39.6 MILLION, AN INCREASE OF 46% OVER PRIOR YEAR;
                            UPDATES EARNINGS OUTLOOK

Bensalem, PA, August 17, 2005 - Charming Shoppes, Inc. (NASDAQ:CHRS) a leading multi-channel specialty apparel retailer specializing in women's plus-size apparel, today reported record sales and earnings for the second quarter ended July 30, 2005. The Company's reported results for the three and six month periods ended July 30, 2005 include sales and earnings from Crosstown Traders, Inc. since its acquisition on June 2, 2005.

Three Months Ended July 30, 2005
--------------------------------
For the three months ended July 30, 2005, net income increased 46% to a record $39,577,000 or $0.30 per diluted share. For the corresponding period ended July 31, 2004, net income was $27,059,000 or $0.21 per diluted share. The strong increase in net income is directly attributable to solid improvements in the operating margin, driven by expansion in the gross margin at each of the Company's retail store brands. There was no impact to second quarter earnings from the Company's Crosstown Traders business, which was acquired June 2, 2005. Net sales for the three months ended July 30, 2005 increased 13% to a record $688,360,000, compared to sales of $611,737,000 for the three months ended July 31, 2004. Exclusive of the sales from Crosstown Traders, Charming Shoppes achieved record net sales for the quarter from its consolidated retail store brands, which increased 4% during the second quarter. Consolidated comparable store sales for the Company's retail store brands increased 3% during the three months ended July 30, 2005.

Six Months Ended July 30, 2005
------------------------------
For the six months ended July 30, 2005, net income increased 31% to a record $69,594,000 or $0.53 per diluted share. For the corresponding period ended July 31, 2004, net income was $53,308,000 or $0.42 per diluted share. Net sales for the six months ended July 30, 2005 increased 7% to $1,291,615,000, compared to sales of $1,204,475,000 for the six months ended July 31, 2004. Consolidated comparable store sales for the Company's retail store brands increased 1% for the six months ended July 30, 2005.

Commenting on earnings, Dorrit J. Bern, Chairman, Chief Executive Officer and President of Charming Shoppes, Inc., said, "We are pleased to report record earnings for both our second quarter and first half. Our results for the second quarter include solid improvement in our operating income for each of our retail store brands. At Lane Bryant, Catherines Plus Sizes and Fashion Bug, the strong sell-through of seasonal merchandise during the quarter resulted in a significant improvement in the gross margin for the consolidated corporation."

Updated Outlook for the Fiscal Year ending January 28, 2006
-----------------------------------------------------------
For the fiscal year ending January 28, 2006, the Company has provided an updated projection for diluted earnings per share in the range of $0.73 - $0.75, compared to $0.52 per diluted share for the corresponding period ended January 29, 2005. The Company's previous guidance for the fiscal year ending January 28, 2006 was in the range of $0.69 - $0.73 per diluted share.

Outlook for the Third Quarter ending October 29, 2005
-----------------------------------------------------
For the third quarter ending October 29, 2005, the Company has reaffirmed projections for diluted earnings per share in the range of $0.07 - $0.08. This projection assumes total consolidated sales in a range of $650 to $660 million and consolidated comparable store sales increases of low single digits for the Company's retail store brands. For the corresponding period ended October 30, 2004, diluted earnings per share were $0.05.

Charming Shoppes, Inc. will host its second quarter fiscal year 2006 earnings conference call today at 9:15 am Eastern time. To listen to the conference call, please dial 1-866-238-0638 approximately 10 minutes prior to the scheduled event. The conference call will also be simulcast at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-audioArchives. The general public is invited to listen to the conference call via the webcast or the dial-in telephone number.

This press release, a transcript of prepared conference call remarks, and certain other financial and statistical information will be available, prior to today's conference call, on the Company's corporate website, at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-audioArchives. An audio rebroadcast of the conference call will be accessible at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-audioArchives, following the live conference.

The conference call will be recorded on behalf of Charming Shoppes, Inc. and consists of copyrighted material. It may not be re-recorded, reproduced, transmitted or rebroadcast, in whole or in part, without the Company's express written permission. Accessing this call or the rebroadcast represents consent to these terms and conditions. Participation in this call serves as consent to having any comments or statements made appear on any transcript, broadcast or rebroadcast of this call.

At the end of the period, Charming Shoppes, Inc. operated 2,236 retail stores in 48 states under the names LANE BRYANT(R), FASHION BUG(R), FASHION BUG PLUS(R), and CATHERINES PLUS SIZES(R). During the six months ended July 30, 2005, the Company opened 25, relocated 35, and closed 10 stores. The Company ended the period with 1,027 Fashion Bug and Fashion Bug Plus stores, 736 Lane Bryant stores, 473 Catherines Plus Sizes stores, and approximately 15,412,000 square feet of leased space. Additionally, the following apparel, accessories, footwear and gift catalogs are operated by Charming Shoppes' Crosstown Traders: Old Pueblo Traders, Bedford Fair, Willow Ridge, Lew Magram, Brownstone Studio, Regalia, Intimate Appeal, Monterey Bay Clothing Company, Coward Shoe and Figi's. Additionally, Crosstown Traders operates 3 outlet stores. Please visit www.charmingshoppes.com for additional information about Charming Shoppes, Inc.

This press release contains and the Company's conference call will contain certain forward-looking statements concerning the Company's operations, performance, and financial condition. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: failure to successfully integrate the operations of Crosstown Traders, Inc. with Charming Shoppes, Inc., the failure to implement the Company's business plan for increased profitability and growth in the plus-size women's apparel business, the failure to successfully implement the Company's business plan for Crosstown Traders, Inc., changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, a weakness in overall consumer demand, failure to find suitable store locations, the ability to hire and train associates, trade restrictions and political or financial instability in countries where goods are manufactured, the interruption of merchandise flow from its centralized distribution facilities, competitive pressures, and the adverse effects of acts or threats of war, terrorism, or other armed conflict on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2005 and other Company filings with the Securities and Exchange Commission. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:          Gayle M. Coolick
                  Director of Investor Relations
                  215-638-6955

                             CHARMING SHOPPES, INC.
                                   (Unaudited)

                                                               2nd Quarter             2nd Quarter
                                                                  Ended                   Ended
                                                       Percent   July 30,    Percent     July 31,   Percent
(in thousands, except per share amounts)               Change     2005(b)   of Sales(a)   2004(c)  of Sales(a)
----------------------------------------               -------- -----------  -------    ----------- --------
Net sales............................................    12.5%    $688,360    100.0%      $611,737    100.0%
                                                       -------- -----------  -------    ----------- --------
Cost of goods sold, buying, and occupancy............     8.1      466,486     67.8        431,513     70.5
Selling, general, and administrative.................    18.0      156,826     22.8        132,952     21.7
                                                       -------- -----------  -------    ----------- --------
Total operating expenses.............................    10.4      623,312     90.6        564,465     92.3
                                                       -------- -----------  -------    ----------- --------
Income from operations...............................    37.6       65,048      9.4         47,272      7.7

Other income, principally interest...................   423.4        2,172      0.3            415      0.1
Interest expense.....................................    21.4       (4,712)    (0.7)        (3,880)    (0.6)
                                                       -------- -----------  -------    ----------- --------
Income before income taxes...........................    42.7       62,508      9.1         43,807      7.2
Income tax provision.................................    36.9       22,931      3.3         16,748      2.7
                                                       -------- -----------  -------    ----------- --------
Net income...........................................    46.3%    $ 39,577      5.7%      $ 27,059      4.4%
                                                       ======== ===========  =======    =========== ========

Basic net income per share...........................               $ 0.33                  $ 0.23
                                                                ===========             ===========
Weighted average shares outstanding..................              119,452                 115,908
                                                                ===========             ===========

Net income per share, assuming dilution..............               $ 0.30                  $ 0.21
                                                                ===========             ===========
Weighted average shares and equivalents outstanding..              136,686                 133,003
                                                                ===========             ===========

(a)    Results do not add due to rounding.

(b) Includes results from operations for Crosstown Traders from the acquisition date (June 2, 2005).

(c) Restated from previously reported financial statements to reflect certain adjustments for lease accounting as discussed in Note 2 to the Consolidated Financial Statements included in the Company's Form 10-K for the year ended January 29, 2005.


                                                                Six Months              Six Months
                                                                  Ended                   Ended
                                                       Percent   July 30,    Percent     July 31,   Percent
(in thousands, except per share amounts)               Change     2005(b)   of Sales(a)   2004(c)  of Sales(a)
----------------------------------------               -------- -----------  -------    ----------- --------
Net sales............................................     7.2%  $1,291,615    100.0%    $1,204,475    100.0%
                                                       -------- -----------  -------    ----------- --------
Cost of goods sold, buying, and occupancy............     4.4      870,310     67.4        833,287     69.2
Selling, general, and administrative.................     9.3      307,764     23.8        281,491     23.4
                                                       -------- -----------  -------    ----------- --------
Total operating expenses.............................     5.7    1,178,074     91.2      1,114,778     92.6
                                                       -------- -----------  -------    ----------- --------
Income from operations...............................    26.6      113,541      8.8         89,697      7.4

Other income, principally interest(d)................   516.4        4,987      0.4            809      0.1
Interest expense.....................................    11.3       (8,637)    (0.7)        (7,763)    (0.6)
                                                       -------- -----------  -------    ----------- --------
Income before income taxes...........................    32.8      109,891      8.5         82,743      6.9
Income tax provision.................................    36.9       40,297      3.1         29,435      2.4
                                                       -------- -----------  -------    ----------- --------
Net income...........................................    30.6%    $ 69,594      5.4%      $ 53,308    4.4%
                                                       ======== ===========  =======    =========== ========

Basic net income per share...........................               $ 0.58                  $ 0.47
                                                                ===========             ===========
Weighted average shares outstanding..................              119,218                 114,603
                                                                ===========             ===========

Net income per share, assuming dilution..............               $ 0.53                  $ 0.42
                                                                ===========             ===========
Weighted average shares and equivalents outstanding..              136,215                 131,693
                                                                ===========             ===========

(a)    Results do not add due to rounding.

(b) Includes results from operations for Crosstown Traders from the acquisition date (June 2, 2005).

(c) Restated from previously reported financial statements to reflect certain adjustments for lease accounting as discussed in Note 2 to the Consolidated Financial Statements included in the Company's Form 10-K for the year ended January 29, 2005.

(d) Principally interest income and during the first quarter of Fiscal 2006, the Company recognized a $1.2 million gain from the sale of capital assets.